EXHIBIT 10i2

Schedule identifying substantially identical agreements, among Fortune Brands, Inc. (the “Company”) and The Northern Trust Company, et al., establishing an employee grantor trust in favor of each of the following persons, to the Amended and Restated Trust Agreement constituting Exhibit 10i1 to the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2003.

Name

Mark Hausberg

Craig P. Omtvedt

Mark A. Roche

Norman H. Wesley